Exhibit 99.1

Halozyme Appoints Darren Snellgrove as Chief Financial Officer

SAN DIEGO, April 30, 2026 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”) today announced the appointment of Darren Snellgrove as Chief Financial Officer (CFO), effective June 8, 2026.
Mr. Snellgrove will be responsible for leading Halozyme’s financial operations and strategy, including capital allocation, corporate development and investor relations. Darren will report to Helen Torley, President and Chief Executive Officer.
“I am delighted to have a financial leader of Darren’s experience and caliber join Halozyme at this exciting time. He is a highly respected finance leader with deep experience and an expansive skillset, demonstrated by successful leadership across major portfolio investments and a strong, well-established record of investor engagement,” said Dr. Helen Torley, President and Chief Executive Officer of Halozyme. “I look forward to having Darren join our leadership team and contribute to the acceleration of value creation for our shareholders.”
Mr. Snellgrove brings more than 30 years of exceptional financial leadership, strategic insight, and operational excellence across the biopharmaceutical and medtech sectors. Most recently, he led investor relations at Johnson & Johnson, a Fortune 50 healthcare company. In that role, he reshaped corporate messaging and investor engagement strategies, strengthened analyst and shareholder relationships, and supported strong market performance.
Previously, Mr. Snellgrove served as Chief Financial Officer of Johnson & Johnson’s Pharmaceuticals sector, where he provided global financial leadership for a business generating more than $50 billion in annual revenue. During his tenure, he delivered impressive financial results, leading large global teams across commercial operations, R&D, supply chain, and business development, and played a central role in major portfolio investments, restructuring initiatives, and business development transactions.
Earlier in his career, Mr. Snellgrove held CFO and senior finance leadership roles across pharmaceutical R&D, innovation, and M&A at Johnson & Johnson, as well as progressive finance roles at Centocor prior to its acquisition.
“I am thrilled to join Halozyme at such an important time in the Company’s evolution,” said Mr. Snellgrove. “Halozyme’s technology has dramatically improved the delivery of biologics for patients, and the company has built a broad technology portfolio with strong partners, durable royalty streams, and significant long‑term opportunity. I look forward to working with Helen and the entire team to drive sustainable growth and value creation for shareholders.”
Mr. Snellgrove holds an MBA from Villanova University and a BA Honors degree from the University of Southampton in England.

About Halozyme
Halozyme is a biopharmaceutical company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies. As the innovators of ENHANZE® drug delivery technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution facilitates the subcutaneous delivery of injected drugs and fluids, reducing treatment burden and improving convenience. ENHANZE® has touched more than one million patient lives through ten commercialized products across over 100 global markets and is licensed to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, Janssen, AbbVie, Eli Lilly, Bristol-Myers Squibb, argenx, ViiV Healthcare, Chugai Pharmaceutical, Acumen Pharmaceuticals, Merus N.V. and Skye Bioscience.
Halozyme expanded its drug delivery technology portfolio to develop partner products using Hypercon™ and Surf Bio’s hyperconcentration technology. Hypercon™ is an innovative microparticle technology expected to set a new standard in hyperconcentration of drugs and biologics by reducing injection volume for the same dosage and enabling administration in at‑home and healthcare‑provider settings. The addition of Surf Bio’s polymer‑based hyperconcentration technology further broadens the range of biologics that can be delivered subcutaneously, meaningfully expanding the scope of opportunities across therapeutic modalities. Together, Hypercon™ and Surf Bio’s technology complement ENHANZE® by enabling creation and delivery of highly concentrated biologics. The Hypercon™ technology has been licensed to leading biopharmaceutical partners, including Janssen, Eli Lilly, argenx and Vertex Pharmaceuticals.
Halozyme also develops, manufactures and commercializes drug-device combination products using advanced auto-injector technologies designed to improve convenience, reliability and tolerability, enhancing patient comfort and adherence. The Company has two proprietary commercial products, Hylenex® and XYOSTED®, partnered commercial products and ongoing development programs with Teva Pharmaceuticals and McDermott Laboratories Limited, an affiliate of Viatris Inc.
Halozyme is headquartered in San Diego, CA, with offices in Ewing, NJ; Minnetonka, MN; and Boston, MA. Minnetonka is also the site of its operations facility.
For more information, visit www.halozyme.com and connect with us on LinkedIn.

Forward-Looking Statements
This press release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential and statements regarding Halozyme’s future performance, durability of revenues, shareholder value creation and growth of Halozyme's business. Forward-looking statements are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates", "plans", "will be" and similar expressions. Although Halozyme believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Halozyme, that could cause actual results and developments to differ materially from those expressed in the forward-looking information and statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures, costs and growth. These and other factors that may result in differences are discussed in greater detail in the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Halozyme undertakes no obligation to update or revise any forward-looking statements or any other information contained herein.
Contacts:
Tram Bui
VP, Investor Relations and Corporate Communications
609-333-7668
tbui@halozyme.com

Sydney Charlton
Teneo
917-972-8407
sydney.charlton@teneo.com